
                     Linens 'n Things, Inc. and Subsidiaries
                   Computation of Net Income Per Common Share
                      (in thousands, except per share data)


                                                                                      Fiscal Year
                                                                 ----------------------------------------------------------
                                                                   2000        1999        1998        1997        1996
   BASIC

   Basic    weighted    average    number    of   shares
   outstanding ...............................................      39,785      39,339      38,895      38,578      38,536
                                                                =========== =========== =========== =========== ===========

   Net income applicable to common shares.....................     $64,937     $52,052     $38,062     $25,790     $15,039
                                                                =========== =========== =========== =========== ===========

   Net income per share.......................................      $ 1.63      $ 1.32      $ 0.98      $ 0.67      $ 0.39
                                                                =========== =========== =========== =========== ===========

   DILUTED
   Basic weighted average number of shares outstanding........
                                                                    39,785      39,339      38,895      38,578      38,536

   Effect of outstanding stock options and deferred
      stock grants............................................         927       1,568       1,512         959          22
                                                                ----------- ----------- ----------- ----------- -----------
   Diluted weighted-average number of shares outstanding......
                                                                    40,712      40,907      40,407      39,537      38,558
                                                                =========== =========== =========== =========== ===========
   Net income applicable to common shares.....................     $64,937     $52,052     $38,062     $25,790     $15,039
                                                                =========== =========== =========== =========== ===========
   Net income per share.......................................      $ 1.60      $ 1.27      $ 0.94      $ 0.65      $ 0.39
                                                                =========== =========== =========== =========== ===========
